Exhibit 23.3

MALIN, HALEY, DIMAGGIO & CROSBY, P.A.
            PATENT, TRADEMARK & COPYRIGHT ATTORNEYS

                                      REPLY TO:
EUGENE F. MALIN  (1936-1990)          SUITE 1609  ONE EAST BROWARD BLVD.
                                      FORT LAUDERDALE, FLORIDA  33301
BARRY L. HALEY                        TELEPHONE (954)763-3303 FAX (954) 522-6307
DALE PAUL DIMAGGIO
KEVIN P. CROSBY

DANIEL STEVEN POLLEY                  MIAMI OFFICE:
DAVID PAUL LHOTA                      2000 SOUTH DIXIE HIGHWAY, SUITE 203
MARK DAVID BOWEN                      TELEPHONE (305) 374-4082
CRISTINA PINHEIRO PALMER*

JOHN C. BLACK**                       WEST PALM BEACH OFFICE:
        OF COUNSEL                    500 AUSTRALIAN AVENUE SOUTH, SUITE 600
                                      TELEPHONE  (407) 832-6341

                                      FLORIDA WATS 1 (800) 344-3303
*   NEW YORK BAR ONLY
** ILLINOIS BAR ONLY



                                  June 11, 1997


Intelligent Medical Imaging, Inc.
4360 Northlake Blvd.
Suite 214
Palm Beach Gardens, FL  33410

Att:  Tyce M. Fitzmorris, President and Chief Executive Officer

Dear Mr. Fitzmorris:

We hereby consent to the use of our name, and the statement with respect to us, under the caption entitled "EXPERTS" in the prospectus which is part of the Registration Statement on Form S-8/S-3 filed by Intelligent Medical Imaging, Inc.


Very truly yours,

MALIN, HALEY, DiMAGGIO & CROSBY, P.A.

/s/ Kevin P. Crosby
--------------------------------------
Kevin P. Crosby